Exhibit 99.01

Investor Contact: Frank Yoshino Vice President, Finance +1 714 885-3697 frank.yoshino@emulex.com	Press Contact: Katherine Lane Director, Corporate Communications +1 714 885-3828 katherine.lane@emulex.com

EMULEX ANNOUNCES PRELIMINARY THIRD QUARTER RESULTS

COSTA MESA, Calif., May 2, 2013 — Emulex Corporation (NYSE:ELX) today announced preliminary results for its third quarter of fiscal 2013, which ended on March 31, 2013.

Third Quarter Financial Highlights

•	Total net revenues of $116.8 million

•	Network Connectivity Products (NCP) net revenues of $85.2 million, representing approximately 73% of total net revenues

•

Network Visibility Products (NVP), consisting of products from the recent acquisition of Endace, net revenues of $4.9 million for the partial period since the acquisition, representing 4% of total net revenues

•	Storage Connectivity Products (SCP) net revenues of $20.8 million, representing 18% of total net revenues

•	Advanced Technology and other Products (ATP) net revenues of $5.9 million, representing 5% of total net revenues

•	Non-GAAP gross margins of 65% and GAAP gross margins of 58%

•	Non-GAAP diluted earnings per share of $0.20 included a benefit of $0.06 from the retroactive reinstatement of the Federal Research and Development tax credit

•	GAAP loss per share of $0.08

•	Cash, cash equivalents and investments at the end of the quarter of $91.6 million

FY’13 Q3 Earnings Results

May 2, 2013

Third Quarter Business Highlights

•	Completed acquisition of Endace Limited, expanding the Emulex portfolio of products to include industry leading network packet capture and network visibility software and appliances

•	Gained four points in Fibre Channel revenue market share over our nearest competitor during CY12, according to Dell’Oro Group’s Q4 2012 Fibre Channel Adapter Vendor Report

•	Announced the availability of Emulex 16Gb Fibre Channel (16GFC) Host Bus Adapters (HBAs) for the Fujitsu PRIMERGY server product line

•

Emulex LPe16000B 16GFC HBAs named DataCentre Networking Product of the Year from DataCentre Solutions, as a finalist for the Network Products Guide Best Products of the Year, and Network Connectivity Brand of the Year by WatchStor Magazine in China

•

Announced broad partner adoption of Emulex LightPulse® 16GFC HBAs, for joint virtualization, flash storage, and data archiving and backup solutions with DataCore Software, GreenBytes, Pure Storage, Quantum, and X-IO

•	Received the Product Line Strategy Award for leadership in the network recorder and traffic visibility market for the Endace range of network recording and visibility tools from Frost & Sullivan

•	Enhanced the Emulex Connect™ Partner Program, including a new loyalty program, improved reseller training tools, and streamlined deal registration and web enablement

•	Emulex named to CRN 2013 Partner Program Guide and awarded a 5-Star Partner rating for excellence in its overall channel program for the third year in a row

•	Appointed Gene Frantz and Greg Clark to the Emulex Board of Directors, adding expertise to the Board across the spectrum of technology and telecom sectors

FY’13 Q3 Earnings Results

May 2, 2013

CEO Jim McCluney commented, “I’m pleased to report we completed the acquisition of Endace, which will form the core of our Network Visibility Product line. It’s still early days, but our Connect, Monitor and Manage strategy is really resonating well with the end user community and I’m very excited about the incremental opportunities the acquisition brings to Emulex for the fourth quarter and beyond into fiscal 2014,” continued McCluney.

“The team did an outstanding job of balancing the demands for closing the transaction and beginning integration of the two companies, and at the same time, once again achieving our revenue and earnings guidance for the quarter. After completing the acquisition, we exited the quarter with more than $90 million in available cash and investments,” McCluney concluded.

Business Outlook

Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, including uncertainty related to the macro IT spending environment, the timing of new server launches by our customers, and the results and related costs of ongoing patent litigation, Emulex is providing guidance for its fourth fiscal quarter ending June 30, 2013. For the fourth quarter of fiscal 2013, Emulex is forecasting total net revenues in the range of $118-$122 million. The Company expects non-GAAP earnings per diluted share of $0.11- $0.13 in the fourth quarter. GAAP estimates for the fourth quarter reflect approximately $0.25 per diluted share in expected charges arising primarily from amortization of intangibles, stock-based compensation, costs associated with the acquisition of Endace and the royalties, mitigation expenses and license fees associated with the Broadcom patent litigation, as well as the associated tax impact and U.S. valuation allowance.

About Emulex

Emulex, the leader in network connectivity, monitoring and management, provides hardware and software solutions for global networks that support enterprise, cloud, government and telecommunications. Emulex’s products enable unrivaled end-to-end application visibility, optimization and acceleration. The Company’s I/O connectivity offerings, including its line of ultra high-performance Ethernet and Fibre Channel-based connectivity products, have been designed into server and storage solutions from leading OEMs, including Cisco, Dell, EMC, Fujitsu, Hitachi, HP, Huawei, IBM, NetApp and Oracle, and can be found in the data centers of nearly all of the Fortune 1000. Emulex’s monitoring and management solutions, including its portfolio of network visibility and recording products, provide organizations with complete network performance management at speeds up to 100Gb Ethernet. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. For more information about Emulex (NYSE:ELX) please visit http://www.Emulex.com.

FY’13 Q3 Earnings Results

May 2, 2013

Note Regarding Non-GAAP Financial Information

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we have included the following non-GAAP financial measures in this press release or in the webcast to discuss our financial results for the third fiscal quarter which may be accessed via our website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. These non-GAAP financial measures exclude certain expenses and reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to better understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation.

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Stock-based compensation. Although stock-based compensation represents an important part of incentive compensation offered to our key employees, we believe that exclusion of the impact of stock-based compensation assists management and investors in evaluating the period over period performance of our business operations and in comparing our performance with those of our competitors. Stock-based compensation expense will recur in future periods.

Amortization of intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.

Site closure related expenses. We have recognized expenses related to closure and consolidation of certain facilities. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

FY’13 Q3 Earnings Results

May 2, 2013

Patent litigation damages, license fees and royalties. We have incurred expenses in the form of damages, sunset period royalties and settlement costs as a result of a judgment in a patent litigation proceeding with Broadcom and the related partial settlement and worldwide license agreement executed on July 3, 2012 (the Release Agreement). We believe that exclusion of charges related to the Broadcom patent damages, sunset period royalties and Release Agreement are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors, as this amount relates to a judgment in litigation and does not reflect a continuing cost of operating our core business. In this regard, we note that expenses of this type are generally unrelated to our core business and/or infrequent in nature but will continue in future periods until affected products are phased out.

Mitigation expenses related to the Broadcom patents. We have recognized mitigation expenses related to the Broadcom patents. We believe that exclusion of these redesign, requalification and appeal expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

Expenses related to the acquisition of Endace Limited (LSE:EDA). We have incurred various expenses during the acquisition process including but not limited to legal fees, accounting fees, the mark-up on acquired inventory, severance costs and unrealized translation loss. We believe that exclusion of these charges are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors, as these expenditures do not reflect a continuing cost of operating our current core business. In this regard, we note that expenses of this type are infrequent in nature.

Valuation allowance for U.S. federal and state deferred tax assets. The Company has concluded that it is more likely than not that we will be unable to fully utilize the majority of our U.S. federal and state deferred tax assets As a result, the Company has previously recorded a valuation allowance against those assets to the extent that they cannot be realized through net operating loss carrybacks to prior tax years. We believe that eliminating the impact of a discrete adjustment of this nature and its continuing impact on our effective tax rate is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, we note that adjustments of this type are generally infrequent in nature.

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FY’13 Q3 Earnings Results

May 2, 2013

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the possibility that we may not realize the anticipated benefits from the acquisition of Endace on a timely basis or at all, and may be unable to integrate the technology, operations and personnel of Endace into our existing operations in a timely and efficient manner. In addition, intellectual property claims, with or without merit, that could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We cannot be certain that the necessary licenses will be available or that they can be obtained on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations and financial condition could be materially adversely affected. Ongoing lawsuits, such as the action brought by Broadcom Corporation (Broadcom), present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, risk of loss of patent rights, risk of monetary damages, risk of injunction against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, incremental costs associated with product or component redesigns, potential liabilities to customers under contractual indemnification provisions, and diversion of management’s attention from other business matters. With respect to the continuing Broadcom litigation, such potential risks also include the adequacy of any sunset period to make design changes, the ability to implement any design changes, the availability of customer resources to complete any re-qualification or re-testing that may be needed, the ability to maintain favorable working relationships with Emulex suppliers of serializer/deserializer (SerDes) modules, and the ability to obtain a settlement which does not put us at a competitive disadvantage. In addition, the fact that the economy generally, and the technology and storage market segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Continued weakness in domestic and worldwide macro-economic conditions, related disruptions in world credit and equity markets, and the resulting economic uncertainty for our customers, as well as the storage and converged networking market as a whole, has and could continue to adversely affect our revenues and results of operations. As a result of these uncertainties, we are unable to predict our future results with any accuracy. Other factors affecting these forward-looking statements include but are not limited to the following: faster than anticipated declines in the storage networking market, slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our products or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the network, server and storage technology markets; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; the effect of any actual or potential unsolicited offers to acquire us; proxy contests or the activities of activist investors; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of acquisitions; the effects of terrorist activities, natural disasters, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effects of changes in our business model to separately charge for software; the effect of rapid migration of customers towards newer, lower cost product platforms; transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from our research and development activities; our dependence on international sales and internationally produced products; changes in accounting standards; and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”

FY’13 Q3 Earnings Results

May 2, 2013

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This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

FY’13 Q3 Earnings Results

May 2, 2013

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31, 2013	April 1, 2012	March 31, 2013	April 1, 2012
Net revenues	$116,786	$125,746	$358,198	$372,814
Cost of sales:
Cost of goods sold	41,642	45,351	130,265	137,314
Amortization of core and developed technology intangible assets	5,478	5,159	15,775	18,882
Patent litigation settlement and royalties	1,426	477	3,376	865

Cost of sales	48,546	50,987	149,416	157,061

Gross profit	68,240	74,759	208,782	215,753

Operating expenses:
Engineering and development	43,661	40,361	122,244	121,307
Selling and marketing	17,179	15,897	45,685	45,774
General and administrative	9,526	8,820	29,021	29,808
Amortization of other intangible assets	1,488	1,603	4,376	4,967

Total operating expenses	71,854	66,681	201,326	201,856

Operating (loss) income	(3,614)	8,078	7,456	13,897

Non-operating (loss) income:
Interest income	15	19	23	74
Interest expense	(7)	(10)	(11)	(14)
Other income (expense), net	(4,481)	(277)	(4,844)	265

Total non-operating (loss) income	(4,473)	(268)	(4,832)	325

(Loss) income before income taxes	(8,087)	7,810	2,624	14,222
Income tax (benefit) provision	(1,117)	(869)	3,354	(2,292)

Net (loss) income	$(6,970)	$8,679	$(730)	$16,514

Net (loss) income per share:
Basic	$(0.08)	$0.10	$(0.01)	$0.19

Diluted	$(0.08)	$0.10	$(0.01)	$0.19

Number of shares used in per share computations:
Basic	90,590	86,495	90,000	86,421

Diluted	90,590	88,518	90,000	88,369

FY’13 Q3 Earnings Results

May 2, 2013

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	March 31, 2013	July 1, 2012
Assets
Current assets:
Cash and cash equivalents	$91,071	$201,048
Investments	500	28,879
Accounts receivable, net	85,598	84,106
Inventories	30,304	20,319
Prepaid income taxes	3,361	10,784
Prepaid expenses and other current assets	14,534	7,380
Deferred income taxes	5,108	10,722

Total current assets	230,476	363,238
Property and equipment, net	62,971	60,118
Goodwill and Intangible assets, net	392,886	282,292
Other assets	23,771	7,311

	$710,104	$712,959

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$31,651	$26,889
Accrued and other current liabilities	39,916	75,700

Total current liabilities	71,567	102,589
Other liabilities	3,981	3,878
Deferred income taxes	18,131	3,876
Accrued taxes	30,471	27,513

Total liabilities	124,150	137,856

Total stockholders’ equity	585,954	575,103

	$710,104	$712,959

FY’13 Q3 Earnings Results

May 2, 2013

EMULEX CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statement of Cash Flows

(unaudited, in thousands)

	Nine Months Ended
	March 31, 2013	April 1, 2012
Cash flows from operations:
Net (loss) income	$(730)	$16,514
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	33,324	37,479
Stock based compensation	16,267	18,436
Deferred income taxes	(958)	(5,976)
Other reconciling items	196	(163)
Changes in assets and liabilities	(55,495)	(17,416)

Net cash (used in) provided by operating activities	(7,396)	48,874

Cash flows from investing activities:
Investment in property and equipment, net	(10,322)	(10,676)
Acquisitions, net of cash acquired	(107,709)	—
Maturities of/(proceeds from) investments, net	28,441	(6,625)

Net cash used in investing activities	(89,590)	(17,301)

Cash flows from financing activities:
Repurchase of common stock	—	(20,058)
Noncontrolling interest	(11,876)	—
Other	(1,275)	537

Net cash used in financing activities	(13,151)	(19,521)

Effect of exchange rates on cash and cash equivalents	160	(274)

Net (decrease) increase in cash & cash equivalents	(109,977)	11,778
Opening cash balance	201,048	131,160

Ending cash balance	$91,071	$142,938

FY’13 Q3 Earnings Results

May 2, 2013

EMULEX CORPORATION AND SUBSIDIARIES

Supplemental Information

Historical Net Revenue by Product Lines:

Network Connectivity Products (NCP) primarily consist of Fibre Channel LightPluse® and Ethernet OneConnect® standup HBAs, mezzanine cards, I/O ASICs, ULOMs, and UCNAs to provide server Input/Output (I/O) and target storage array connectivity to enable servers to reliably and efficiently connect to Local Area Networks, Storage Area Networks and Network Attached Storage by offloading data communication processing tasks from the servers as information is delivered and sent to the network.

Network Visibility Products (NVP) consists entirely of the recently acquired Endace® family of network visibility and intelligent network recording products, which consists of EndaceProbe™ Intelligent Network Recorder appliances, the EndaceVision™ browser-based network traffic search engine, EndaceAccess™ network visibility headend systems and Data Acquisition and Generation (DAG) network capture cards, providing organizations with complete network performance management at speeds up to 100Gb Ethernet.

Storage Connectivity Products (SCP) include our InSpeed®, FibreSpy®, switch-on-a-chip (SOC), bridge and router products. SCP are deployed inside storage arrays, tape libraries, and other storage appliances to connect storage controllers to storage capacity, delivering improved performance, reliability, and connectivity.

Advanced Technology and Other Products (ATP) primarily consists of our Integrated Baseboard Management Controllers (iBMC), our One Command® Vision products, as well as some legacy and other products and services.

($000s)	Q3 FY 2013 Revenues	Q2 FY 2013 Revenues	Q1 FY 2013 Revenues	Q4 FY 2012 Revenues	Q3 FY 2012 Revenues	% Change Q3 vs Q3
Network Connectivity Products	$85,166	$96,132	$96,733	$87,979	$91,127	(6)%
Network Visibility Products	4,873	—	—	—	—	na
Storage Connectivity Products	20,833	22,670	18,769	32,797	27,855	(25)%
Advanced Technology and Other Products	5,914	3,343	3,765	8,179	6,764	(13)%

Total net revenues	$116,786	$122,145	$119,267	$128,955	$125,746	(7)%

na – not applicable
	% Total Revenues	% Total Revenues	% Total Revenues	% Total Revenues	% Total Revenues
Network Connectivity Products	73%	79%	81%	68%	73%
Network Visibility Products	4%	—	—	—	—
Storage Connectivity Products	18%	18%	16%	26%	22%
Advanced Technology and Other Products	5%	3%	3%	6%	5%

Total net revenues	100%	100%	100%	100%	100%

FY’13 Q3 Earnings Results

May 2, 2013

Historical Net Revenues by Channel and Territory:

($000s)	Q3 FY 2013 Revenues	% Total Revenues	Q3 FY 2012 Revenues	% Total Revenues	% Change
Revenues from OEM customers	$100,975	86%	$115,327	92%	(12)%
Revenues from distribution	13,985	12%	10,282	8%	36%
Other	1,826	2%	137	nm	nm

Total net revenues	$116,786	100%	$125,746	100%	(7)%

Asia-Pacific	$65,285	56%	$67,461	54%	(3)%
United States	29,713	26%	40,100	32%	(26)%
Europe, Middle East and Africa	19,088	16%	17,919	14%	7%
Rest of world	2,700	2%	266	nm	nm

Total net revenues	$116,786	100%	$125,746	100%	(7)%

nm – not meaningful

Summary of Stock-Based Compensation:

	Three Months Ended		Nine Months Ended
($000s)	March 31, 2013	April 1, 2012	March 31, 2013	April 1, 2012
Cost of sales	$248	$223	$744	$990
Engineering and development	2,606	2,547	7,518	7,831
Selling and marketing	890	938	2,576	2,874
General and administrative	1,594	2,149	5,429	6,741

Total stock-based compensation	$5,338	$5,857	$16,267	$18,436

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin:

	Three Months Ended		Nine Months Ended
	March 31, 2013	April 1, 2012	March 31, 2013	April 1, 2012
GAAP gross margin	58.4%	59.5%	58.3%	57.9%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.2%	0.1%	0.2%	0.3%
Amortization of intangibles	4.7%	4.1%	4.4%	5.1%
Site closure related expenses	—	—	—	0.0%
Patent litigation damages, license fees and royalties	1.2%	0.4%	0.9%	0.2%
Expenses related to the acquisition of Endace	0.6%	—	0.2%	—

Non-GAAP gross margin	65.1%	64.1%	64.0%	63.5%

FY’13 Q3 Earnings Results

May 2, 2013

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses:

	Three Months Ended		Nine Months Ended
($000s)	March 31, 2013	April 1, 2012	March 31, 2013	April 1, 2012
GAAP operating expenses, as presented above	$71,854	$66,681	$201,326	$201,856

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(5,090)	(5,634)	(15,523)	(17,446)
Amortization of other intangibles	(1,488)	(1,603)	(4,376)	(4,967)
Site closure related expenses	—	—	—	(1,039)
Mitigation expenses related to the Broadcom patents	(3,026)	(231)	(4,490)	(231)
Expenses related to the acquisition of Endace	(963)	—	(3,023)	—

Impact on operating expenses	(10,567)	(7,468)	(27,412)	(23,683)

Non-GAAP operating expenses	$61,287	$59,213	$173,914	$178,173

Reconciliation of GAAP Operating (Loss) Income to Non-GAAP Operating Income:

	Three Months Ended		Nine Months Ended
($000s)	March 31, 2013	April 1, 2012	March 31, 2013	April 1, 2012
GAAP operating (loss) income as presented above	$(3,614)	$8,078	$7,456	$13,897

Items excluded from GAAP operating (loss) income to calculate non-GAAP operating income:
Stock-based compensation	5,338	5,857	16,267	18,436
Amortization of intangibles	6,966	6,762	20,151	23,849
Site closure related expenses	—	—	—	1,142
Patent litigation damages, license fees and royalties	1,426	477	3,376	865
Mitigation expenses related to the Broadcom patents	3,026	231	4,490	231
Expenses related to the acquisition of Endace	1,650	—	3,710	—

Impact on operating income	18,406	13,327	47,994	44,523

Non-GAAP operating income	$14,792	$21,405	$55,450	$58,420

FY’13 Q3 Earnings Results

May 2, 2013

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net Income:

	Three Months Ended		Nine Months Ended
($000s)	March 31, 2013	April 1, 2012	March 31, 2013	April 1, 2012
GAAP net (loss) income as presented above	$(6,970)	$8,679	$(730)	$16,514

Items excluded from GAAP net (loss) income to calculate non-GAAP net income:
Stock-based compensation	5,338	5,857	16,267	18,436
Amortization of intangibles	6,966	6,762	20,151	23,849
Site closure related expenses	—	—	—	1,142
Patent litigation damages, license fees and royalties	1,426	477	3,376	865
Mitigation expenses related to the Broadcom patents	3,026	231	4,490	231
Expenses related to the acquisition of Endace	6,342	—	8,402	—
Income tax effect of above items	(4,799)	(3,521)	(10,236)	(8,081)
Valuation allowance for U.S. federal and/or state deferred tax assets	6,856	—	11,211	—

Impact on net income	25,155	9,806	53,661	36,442

Non-GAAP net income	$18,185	$18,485	$52,931	$52,956

FY’13 Q3 Earnings Results

May 2, 2013

Reconciliation of GAAP Diluted (Loss) Earnings Per Share to Non-GAAP Diluted Earnings Per Share:

	Three Months Ended		Nine Months Ended
(shares in 000s)	March 31, 2013	April 1, 2012	March 31, 2013	April 1, 2012
GAAP diluted (loss) earnings per share as presented above	$(0.08)	$0.10	$(0.01)	$0.19

Items excluded from GAAP (loss) earnings per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.06	0.07	0.18	0.21
Amortization of intangibles	0.08	0.08	0.22	0.27
Site closure related expenses	—	—	—	0.01
Patent litigation damages, license fees and royalties	0.02	0.00	0.04	0.01
Mitigation expenses related to the Broadcom patents	0.03	0.00	0.05	0.00
Expenses related to the acquisition of Endace	0.07	—	0.09	—
Tax impact of above items and U.S. GAAP valuation allowance	0.02	(0.04)	0.01	(0.09)

Impact on GAAP (loss) earnings per share	0.28	0.11	0.59	0.41

Non-GAAP diluted earnings per share	$0.20	$0.21	$0.58	$0.60

Diluted shares used in non-GAAP per share computations	92,240	88,518	91,894	88,369

FY’13 Q3 Earnings Results

May 2, 2013

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for Three Months Ending June 30, 2013
Non-GAAP diluted earnings per share guidance	$0.11 - $0.13
Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings per share guidance:
Stock-based compensation	(0.06)
Amortization of intangibles	(0.09)
Patent litigation damages, license fees, royalties and mitigation expenses	(0.10)
Expense related to the acquisition of Endace	(0.01)
Tax impact of above items and U.S. GAAP valuation allowance	0.01

GAAP loss per share guidance	($0.12) – ($0.14)